Exhibit 99.1

Applied Therapeutics Reports Third Quarter 2025 Financial Results

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Update on regulatory strategy for govorestat for the treatment of CMT-SORD following receipt of Type C meeting minutes

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Meeting scheduled with the FDA in 4Q 2025 to discuss govorestat for the treatment of Classic Galactosemia

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New data on govorestat for the treatment of PMM2-CDG published in JIMD and presented at the 2025 ASHG Annual Meeting

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Announces Board of Directors Leadership Transition

NEW YORK, November 13, 2025 – Applied Therapeutics, Inc. (Nasdaq: APLT) (the “Company”), a clinical-stage biopharmaceutical company dedicated to creating transformative treatments for rare diseases, today reported financial results for the third quarter ended September 30, 2025.

“Our ongoing efforts in operational execution and regulatory progress have yielded important developments in the third quarter and beginning of the fourth quarter. We completed a meeting with the FDA to discuss a potential NDA submission for govorestat for the treatment of CMT-SORD where we commenced constructive discussions as we continue to refine our regulatory strategy. We expect to submit another meeting request with the FDA to further discuss the design of a potential Phase 3 trial. We remain dedicated to advancing the development of govorestat for CMT-SORD patients and look forward to continued partnership with the FDA,” said Les Funtleyder, interim CEO and CFO of Applied Therapeutics.

Mr. Funtleyder continued, “Simultaneously, we are scheduled to meet with the FDA in the fourth quarter to review govorestat for the treatment of classic galactosemia. We were also encouraged by new data from a single patient with PMM2-CDG, a severe, rare, and debilitating disease, treated with govorestat. These results, which were recently published in JIMD and presented at ASHG, further support the potential for continued clinical development in this indication of high unmet need. We believe govorestat’s potential is underscored by a robust safety profile to date, with numerous patients across rare disease indications remaining on treatment for over four years.”

Recent Highlights

CMT-SORD

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Type C Meeting Minutes Received: The Company received official meeting minutes from the Type C meeting with the U.S. Food and Drug Administration (the FDA), held in the third quarter of 2025, regarding govorestat for the treatment of Charcot-Marie-Tooth Sorbitol Dehydrogenase Deficiency (CMT-SORD). The purpose of the meeting was to discuss development and regulatory strategy, including potential requirements to support a New Drug Application (NDA) submission. The FDA provided constructive feedback on the body of govorestat data submitted by the Company and requirements needed to support a potential future NDA submission. Key open issues included conclusive evidence for the pathophysiology of CMT-SORD, use of sorbitol levels as a surrogate endpoint, selection of a primary endpoint for a potential Phase 3 trial, and carcinogenicity testing.

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Update on Regulatory Strategy and Path Forward: Based on the official meeting minutes and post-meeting written correspondence, the Company intends to submit a request for an additional Type C meeting with the FDA with the intent of further discussing a potential Phase 3 trial design. At this time, the Company has not determined the specific path forward regarding a potential submission strategy for regulatory approval, including whether a future NDA submission would be made under the accelerated approval pathway. The Company remains committed to advancing the development of govorestat for patients with CMT-SORD.

Classic Galactosemia

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Meeting Scheduled with the FDA to Review Govorestat for the Treatment of Classic Galactosemia. The Company has been granted a meeting with the FDA to align on the regulatory path forward for govorestat for the treatment of Classic Galactosemia, as a follow up to the receipt of the Complete Response Letter (CRL) and warning letter issued in November 2024 in response to the Company’s NDA. The meeting is expected to be held in the fourth quarter of 2025.

PMM2-CDG

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Results of Single-Patient Investigator-Initiated Trial Evaluating the Treatment of PMM2-CDG with Govorestat Published in Journal of Inherited Metabolic Disease (JIMD) and Presented at the 2025 American Society of Human Genetics (ASHG) Annual Meeting. In October 2025, results from an ongoing single-patient investigator-initiated trial evaluating govorestat for the treatment of phosphomannomutase 2-congenital disorder glycosylation (PMM2-CDG), a severe rare disease with a high mortality rate in pediatric patients, were published in the Journal of Inherited Metabolic Disease and presented at the 2025 ASHG Annual Meeting, held in Boston, Massachusetts. The trial, which is being conducted under an investigator-led single-patient expanded access investigational new drug (IND) application, evaluated the safety of govorestat as the primary endpoint, in addition to secondary assessments across biomarkers including whole blood, urine sorbitol and liver enzyme levels, as well as additional clinical measures. Treatment with govorestat was well tolerated with no adverse effects associated with treatment reported. A dose-dependent decrease in whole blood sorbitol was also observed, and the Nijmegen Pediatric CDG Rating Scale (NPCRS) improved by 9 points (46%) over the course of treatment. Govorestat has received Orphan Drug Designation and Rare Pediatric Disease designation from the FDA for the treatment of PMM2-CDG.

Corporate

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Board Leadership Transition: In November 2025, John Johnson informed the Board of Directors (the Board) of his decision to step down as Executive Chairman and as a director for personal reasons. Mr. Johnson’s resignation was not a result of any disagreement with the Company, the Company’s management or the Board on any matter relating to the Company’s operations, policies or practices.

Financial Results

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Cash and cash equivalents totaled $11.9 million as of September 30, 2025, compared with $79.4 million at December 31, 2024.

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Research and development expenses for the three months ended September 30, 2025, were $9.6 million, compared to $14.8 million for the three months ended September 30, 2024. The decrease of approximately $5.2 million was primarily related to a decrease in clinical and preclinical expenses, stock-based compensation, regulatory and other expenses, offset by an overall increase in personnel, drug manufacturing and formulation expenses.

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General and administrative expenses were $8.2 million for the three months ended September 30, 2025, compared to $15.0 million for the three months ended September 30, 2024. The decrease of approximately $6.9 million was primarily related to an increase in legal and litigation settlement expenses, offset by an overall decrease in personnel, data storage, stock-based compensation, and commercial expenses, as well as an overall increase in insurance recoveries.

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Net loss for the third quarter of 2025 was $19.0 million, or $0.13 per basic and diluted common share, compared to a net loss of $68.6 million, or $0.48 per basic and diluted common share, for the third quarter of 2024.

About Applied Therapeutics

Applied Therapeutics is a clinical-stage biopharmaceutical company committed to the development of novel drug candidates against validated molecular targets in rare diseases. The Company’s lead drug candidate, govorestat, is a novel central nervous system (CNS) penetrant Aldose Reductase Inhibitor (ARI) for the treatment of CNS rare metabolic diseases, including Classic Galactosemia, Charcot-Marie-Tooth Sorbitol Dehydrogenase Deficiency (CMT-SORD) and phosphomannomutase 2 congenital disorder of glycosylation (PMM2-CDG).

To learn more, please visit www.appliedtherapeutics.com and follow the company on X at @Applied_Tx.

Forward-Looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, included in this press release regarding the strategy, future operations, prospects, plans and objectives of management, including words such as “may,” “will,” “expect,” “anticipate,” “plan,” “intend,” “predicts” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are forward-looking statements. These include, without limitation, statements regarding (i) the Company’s business, plans and outlook and (ii) expectations about the clinical development, regulatory strategy and commercialization of govorestat, including the potential for an NDA submission in CMT-SORD and potential eligibility for accelerated approval pathway, the timing and outcome of the upcoming meetings and other interactions with the FDA, the timing, design and readouts of our ongoing and clinical trials, including the investigator-initiated trial in PMM2-CDG, the potential Phase 3 trial in CMT-SORD and any other additional studies or trials that may be required by the FDA, and development plans in Classic Galactosemia. Forward-looking statements in this release involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, and we, therefore cannot assure you that our plans, intentions, expectations or strategies will be attained or achieved.

Such risks and uncertainties include, without limitation, (i) our plans to develop, market and commercialize our product candidates, (ii) the initiation, timing, progress and results of our current and future preclinical studies and clinical trials and our research and development programs, (iii) our ability to take advantage of expedited regulatory pathways for any of our product candidates, (iv) our estimates regarding expenses, future revenue, capital requirements and needs for additional financing, (v) our ability to successfully acquire or license additional product candidates on reasonable terms and advance product candidates into, and successfully complete, clinical studies, (vi) our ability to maintain and establish collaborations or obtain additional funding, (vii) our ability to obtain and timing of regulatory approval of our current and future product candidates, (viii) the anticipated indications for our product candidates, if approved, (ix) our expectations regarding the potential market size and the rate and degree of market acceptance of such product candidates, (x) our ability to fund our working capital requirements and expectations regarding the sufficiency of our capital resources, (xi) the implementation of our business model and strategic plans for our business and product candidates, (xii) our intellectual property position and the duration of our patent rights, (xiii) developments or disputes concerning our intellectual property or other proprietary rights, (xiv) our expectations regarding government and third-party payor coverage and reimbursement, (xv) our ability to compete in the markets we serve, (xvi) the impact of government laws and regulations and liabilities thereunder, (xvii) developments relating to our competitors and our industry, (xviii) our ability to achieve the anticipated benefits from the agreements entered into in connection with our partnership with Advanz Pharma and (xix) other factors that may impact our financial results. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur at all. Factors that may cause actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in our filings with the U.S. Securities and Exchange Commission, including those described in the “Risk Factors” section contained therein. Except as otherwise required by law, we disclaim any intention or obligation to update or revise any forward-looking statements, which speak only as of the date they were made, whether as a result of new information, future events or circumstances or otherwise.

Contacts

Investors:

Julie Seidel / Andrew Vulis

(212) 600-1902

appliedtherapeutics@argotpartners.com

Media:

media@appliedtherapeutics.com

Applied Therapeutics, Inc.

Condensed Balance Sheets

(in thousands, except share and per share data)

(Unaudited)

	As of	As of
	September 30,	December 31,
	2025	2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$11,945	$79,398
Prepaid expenses and other current assets	19,709	4,248
Total current assets	31,654	83,646
Security deposits	252	253
Operating lease right-of-use asset	2,468	2,792
TOTAL ASSETS	$34,374	$86,691
LIABILITIES AND STOCKHOLDERS’(DEFICT) EQUITY
CURRENT LIABILITIES:
Current portion of operating lease liabilities	$467	$406
Accounts payable	4,800	4,433
Accrued expenses and other current liabilities	23,493	16,143
Warrant liabilities	4,142	6,314
Total current liabilities	32,902	27,296
NONCURRENT LIABILITIES:
Noncurrent portion of operating lease liabilities	2,033	2,389
Total noncurrent liabilities	2,033	2,389
Total liabilities	34,935	29,685
STOCKHOLDERS’ (DEFICIT) EQUITY:
Common stock, $0.0001 par value; 250,000,000 shares authorized as of September 30, 2025 and December 31, 2024; 144,300,674 shares issued and outstanding as of September 30, 2025 and 137,228,741 shares issued and outstanding as of December 31, 2024	35	35
Preferred stock, par value $0.0001; 10,000,000 shares authorized as of September 30, 2025 and December 31, 2024; 0 shares issued and outstanding as of September 30, 2025 and December 31, 2024	—	—
Additional paid-in capital	635,759	631,181
Accumulated deficit	(636,355)	(574,210)
Total stockholders' (deficit) equity	(561)	57,006
TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$34,374	$86,691

Applied Therapeutics, Inc.

Condensed Statements of Operations

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
REVENUE:
License Revenue	$1,000	$—	$1,000	$—
Research and development services revenue	—	122	—	455
Total revenue	1,000	122	1,000	455
COSTS AND EXPENSES:
Research and development	9,601	14,828	27,361	37,049
General and administrative	8,157	15,037	39,020	34,683
Total costs and expenses	17,758	29,865	66,381	71,732
LOSS FROM OPERATIONS	(16,758)	(29,743)	(65,381)	(71,277)
OTHER INCOME (EXPENSE), NET:
Interest income	144	1,357	1,129	2,572
Change in fair value of warrant liabilities	(2,369)	(40,184)	2,172	(80,845)
Other expense	(7)	(21)	(65)	(81)
Total other income (expense), net	(2,232)	(38,848)	3,236	(78,354)
Net loss	$(18,990)	$(68,591)	$(62,145)	$(149,631)
Net loss per share attributable to common stockholders - basic and diluted	$(0.13)	$(0.48)	$(0.43)	$(1.09)
Weighted-average common stock outstanding - basic and diluted	145,559,604	144,345,781	145,149,176	137,893,249